LIMITED POWER OF ATTORNEY
                                    (Stocks)

     I, Jeffrey H. Gatton, of St. Joseph County, State of Michigan, being at least 18 years of age and mentally competent, do hereby designate, Steven H. Caryer, Vice-President - Chief Financial Officer and/or Cheryl L. Taylor, Corporate Secretary of Peoples Federal Savings Bank and Peoples Bancorp, of DeKalb County, State of Indiana, as my true and lawful attorney-in-fact.

     The above-mentioned attorneys in fact shall have authority with respect to our shares of Common Stock of PEOPLES BANCORP pursuant to Ind. Code Section 30-5-5-4 pertaining and limited to reporting any purchase or sale by me of said Common Stock in PEOPLES BANCORP as required by the United States Securities and Exchange Commission and as prescribed under Forms 3, 4, and 5 of its regulations by e-mail or internet communication within 24 hours of any sale or purchase of said stock to the Securities and Exchange Commission. Said Limited Power of Attorney is so limited as to such proper reporting of any of my stock transactions as required by law.

     The Limited Power of Attorney shall be effective as of the 25th day of September, 2006 and my disability or incompetence shall not effect or terminate the Power of Attorney.

     I hereby ratify and confirm all that my attorneys in fact shall do by virtue hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 13 day of October, 2006.


                                       /s/ Jeffrey H. Gatton
                                       -----------------------------------------

STATE OF INDIANA    )
                    ) SS:
COUNTY OF DEKALB    )

     Before me, a Notary Public in and for said County and State, personally appeared Jeffrey H. Gatton, who acknowledged the execution of the foregoing Limited Power of Attorney, and who, having been duly sworn, stated that any representations therein contained are true.

     Witness my hand and Notarial seal, this 13 day of October, 2006.


My commission expires:                 /s/ Cheryl L. Taylor
                                       -----------------------------------------
        1-24-2008                      Cheryl L. Taylor, Notary Public
-----------------------------------

                                       Resident of DeKalb County


This instrument was prepared by John C. Thrapp, Atty #1269-57, 116 W Mitchell Street, Kendallville IN 46755 (260) 347-0756